Subsidiaries of Falcon Products, Inc.


         Subsidiary                           State/Country of Organization

         ----------                           -----------------------------
Howe Furniture Corporation                    New York

Johnson Industries, Inc.                      Illinois

Howe Europe a/s                               Denmark

Falcon Products China Limited                 China

Falcon Holdings, Inc.                         Missouri

Falcon Mimon a/s                              Czech Republic

Falcon De Juarez, S.A. de C.V.                Mexico

Falcon De Baja California, S.A. de C.V.       Mexico

Fundiciones Tecnicas, S.A.                    Mexico

Shelby Williams Industries, Inc.              Delaware

Sellers & Josephson, Inc.                     New Jersey

Shelby FSC Corp.                              U.S. Virgin Islands

Madison Furniture Industries, Inc.            Mississippi

Thonet International (UK) Limited             England

Industrial Mueblera Shelby Williams,          Mexico
  S.A. DE C.V.